Exhibit 10.10.13



                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

                                     BETWEEN

                           FOAMEX INTERNATIONAL, INC.

                                       AND

                                MARSHALL S. COGAN







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                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     THIS AGREEMENT is made this 1st day of May, 2001 by and between Foamex International Inc., a Delaware corporation (the "Company"), and Marshall S. Cogan ("Executive").

                                    ARTICLE 1

                                   Definitions

     1.1 Administrator shall mean the person or persons appointed by the Board of Directors of the Company to administer this Agreement pursuant to Article 6 hereof.

     1.2 Beneficiary shall mean the person(s) or entity designated by the Owner in accordance with Article 5 hereof.

     1.3 Collateral Assignment shall mean the Collateral Assignment Agreement executed by the Owner assigning the Policy to the Company as collateral security for the return of its Cumulative Company Contributions pursuant to Article 2 hereof. Such Collateral Assignment shall not be inconsistent with the terms of this Agreement.

     1.4 Code shall mean the Internal Revenue Code of 1986, as amended.

     1.5 Company shall mean Foamex International Inc.

     1.6 Cumulative Company Contributions shall mean the total cumulative premiums actually paid on the Policy by the Company as of the relevant date net of any loans or withdrawals from the Policy by the Company and net of any premiums previously reimbursed to the Company by the Owner. The Cumulative Company Contributions shall constitute indebtedness of the Owner to the Company which is repayable without interest.

     1.7 Employment Agreement shall mean the employment agreement entered into between the Company and Executive effective January 1, 1999, as amended.

     1.8 Executive shall mean Marshall S. Cogan.

     1.9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.


     1.10 Insurance Company shall mean Pacific Life Insurance Company.


     1.11 Involuntary Termination shall mean a termination of employment which is initiated by the Company without "Just Cause," as such term is defined in the Employment Agreement, or a termination of employment by Executive for "Good Reason," as such term is defined in the Employment Agreement.




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    1.12 Owner shall mean Executive or Executive's assignee pursuant to Section
2.5.

     1.13 Policy shall mean the life insurance policy or policies insuring the life of Executive made subject to this Agreement pursuant to Article 2 hereof, and as more fully specified on Exhibit B hereto.

                                    ARTICLE 2

                                     Policy

     2.1 Policy. The Owner shall purchase a Policy insuring the life of Executive. The Owner shall be the owner of the Policy and hold all incidents of ownership therein including the right to direct the investment of funds within the Policy. Concurrent with the execution of this Agreement the Owner shall execute a Collateral Assignment of the Policy to the Company as security for the repayment of the Cumulative Company Contributions, and the Policy shall be subject to the terms and conditions of this Agreement and the Collateral Assignment.

     2.2 Insurability. The Owner's entitlement to the insurance contemplated by this Agreement shall be subject to Executive's compliance with the Insurance Company's requirements for issuance of the Policy. The requirements for obtaining insurance coverage must be met before any insurance shall be provided under this Agreement. Executive shall cooperate with the Company by furnishing any and all reasonable and customary information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may reasonably deem necessary and taking such other actions as may be reasonably requested by the Administrator. If Executive unreasonably refuses to so cooperate within a reasonable period after notice to Executive of any breach of this Section 2.2 is given by the Company, then Company may terminate this Agreement.

     2.3 Premiums. Each year this Agreement remains in force, the Company shall pay the premiums on the Policy equal to the amounts specified on the Premium Payment Schedule attached hereto as Exhibit A. The Executive may pay an annual premium equal to some or all of the "economic benefit" that would otherwise be attributable to the Executive by reason of the provision of benefits under this Agreement. Each year, the Company shall report as income to the Executive for income tax purposes the excess, if any, of (i) the "economic benefit" of the insurance protection provided to the Executive for such year based on the insurer's published premium rates available to all standard risks for initial issue one-year term insurance in compliance with Revenue Rulings 66-110 and 67-154 issued by the Internal Revenue Service, over (ii) the premium paid by the Executive for such year. Notwithstanding the foregoing, the Administrator shall have the discretion to apply a different valuation of "economic benefit," or otherwise change the amount reported as income to the Executive for income tax purposes by reason of the provision of benefits under this Agreement, if required by applicable law.



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     2.4 Policy Loans, Withdrawals, or Surrender. The Company shall have no right to obtain loans or make withdrawals from the Policy without the written consent of the Owner unless the Owner fails to comply with the Company's demand for repayment of the Cumulative Company Contributions pursuant to Sections 3.5 or 4.1 hereof, in which case, the Company shall have the right to force surrender of the Policy and accelerate the return of the Cumulative Company Contributions. At any time prior to the first day of the calendar year in which Executive or his beneficiary would be entitled to commence receiving benefits under Company's supplemental executive retirement plan ("SERP"), the Owner shall only be entitled to obtain loans or make withdrawals from the Policy as may be necessary to enable Executive to pay any federal, state or local income taxes attributable to the benefits provided to Executive under this Agreement for that year. Beginning on the first day of the calendar year in which Executive or his beneficiary is entitled to commence receiving benefits under the Company's SERP, the Owner may obtain loans or make withdrawals from the Policy; provided, however, that the total amount of any such loans and/or withdrawals from the Policy in any single calendar year may not exceed the sum of (i) the amount necessary to enable Executive to pay any federal, state or local income taxes attributable to the benefits provided to Executive under this Agreement for that year, and (ii) $151,250; and further provided, that beginning in the policy year after Executive attains age 85, the Owner shall only be entitled to obtain loans or make withdrawals from the Policy as may be necessary to enable Executive to pay any federal, state or local income taxes attributable to the benefits provided to Executive under this Agreement for that year. The Owner shall have no right to surrender the Policy without the written consent of the Company unless and until the Company has been fully repaid the lesser of (i) the Cumulative Company Contributions or (ii) the cash surrender value of the Policy, whether by the Owner or the Insurance Company.

     2.5 Assignment. The Owner may assign to one or more individuals or trustees all or any part of the Owner's right, title, claim, interest or benefits under this Agreement provided that such assignment shall be subject to the terms and conditions of this Agreement and the Collateral Assignment.

                                   ARTICLE 3

                               Insurance Benefits

     3.1 Benefits. Unless Executive's employment or service with the Company is terminated in accordance with either Section 6A(e)(i) or 6A(e)(iii) of the Employment Agreement, the Owner shall be entitled to continued coverage under this Agreement until the death of Executive. In the event of Executive's death prior to termination of this Agreement, the Company shall be entitled to receive from the proceeds of the Policy in an amount equal to the Cumulative Company Contributions. The balance of the proceeds, if any, shall be paid to the Beneficiary and thereupon this Agreement shall terminate.

     3.2 Termination of Employment or Service with the Company. If Executive's employment or service with the Company is terminated in accordance with


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either Section 6A(e)(i) or 6A(e)(iii) of the Employment Agreement, the Company
may, in addition to any rights it has under Section 4.1 hereof, withdraw from the Policy an amount equal to the lesser of (i) the Cumulative Company Contributions, or (ii) the cash surrender value of the Policy. Upon completion of such withdrawal, this Agreement and the Collateral Assignment shall both terminate.

                                   ARTICLE 4

                      Termination or Amendment of Agreement

     4.1 Termination. Notwithstanding any provision of this Agreement to the contrary, the Company shall have the right, at any time and for any reason, to terminate this Agreement by demanding that Executive repay an amount equal to the lesser of (i) the Cumulative Company Contributions or (ii) the cash surrender value of the Policy, and Executive shall have ninety (90) days after receipt of written notice of such demand from the Company to repay such amount. Upon completion of such repayment, this Agreement and the Collateral Assignment shall both terminate. The Owner shall have the right to terminate this Agreement at any time by paying the Company an amount equal to the lesser of (i) the Cumulative Company Contributions or (ii) the cash surrender value of the Policy, and thereupon, this Agreement and the Collateral Assignment shall both terminate.

     4.2 Amendment. Except as otherwise provided in this Agreement, no party shall amend this Agreement without the written consent of the other parties.

                                    ARTICLE 5

                                  Beneficiaries

     5.1 Beneficiary Designation. The Owner shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Policy shall be made in the event of Executive's death. The Beneficiary designation shall be submitted in writing to and acknowledged by the Administrator during Executive's lifetime on a form prescribed by the Administrator.

     5.2 Revision of Designation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of an Executive Owner subsequent to the date of a Beneficiary designation shall revoke such Executive's Beneficiary designation, unless, in the case of divorce, the previous spouse was not designated as Beneficiary and unless, in the case of marriage, the new spouse has previously been designated as Beneficiary.

     5.3 Absence of Valid Designation. If the Owner fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new Beneficiary designation, or if every person designated as Beneficiary dies prior to complete distribution of the Policy


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                                                                               5

proceeds, then the Administrator shall direct the distribution of such benefits to Executive's estate in the case of an Executive Owner or, if the ownership of the Policy has been transferred to a trust or other entity, to the trust or other entity that owns the Policy.

                                   ARTICLE 6

                        Administration/Claims Procedures

     6.1 Administration. The Administrator shall administer this Agreement and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of this Agreement. All decisions of the Administrator shall be final and binding, subject only to a determination otherwise by the Board of Directors of the Company. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to this Agreement. The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under this Agreement, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

     6.2 Expenses. Except as otherwise provided in Section 7.14, the Company shall pay the expenses of administering the Policy and this Agreement.

     6.3 Notice of Right to Claim Benefits. The Administrator shall be the "named fiduciary" and shall notify Executive and, where appropriate, the Beneficiary, of a right to claim benefits under this Agreement, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claim should be filed.

     6.4 Claims Procedures. Procedures with respect to claims made under the Policy shall be as adopted by the Insurance Company and communicated to Executive by the Administrator. The Administrator shall establish procedures for action upon all other claims relating to this Agreement, which claims shall be initially made and a decision communicated to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant shall be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant shall have up to one hundred and eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be


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understood by the claimant (i) the specific reason or reasons for the denial,
(ii) specific reference to any provisions of this Agreement on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim.

     6.5 Review Procedures. The Administrator shall establish procedures for review of claim denials, such review to be undertaken by the Administrator. The review given after denial of any claim shall be a full and fair review, with the claimant or his duly authorized representative having one hundred eighty (180) days after receipt of denial of his claim to request such review, having the right to review all pertinent documents and the right to submit issues and comments in writing. The Administrator shall establish a procedure for issuance of a decision by the Administrator not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Agreement on which the decision is based.

                                   ARTICLE 7

                                  Miscellaneous

     7.1 Successors of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     7.2 Tax Liability and Withholding. Executive shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision or payment of benefits under this Agreement. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required through the reduction of other amounts payable to Executive.

     7.3 Entire Agreement. This Agreement, the Collateral Assignment, the Employment Agreement and the Policy constitute the entire agreement between Executive, the Owner and the Company with respect to subject matter hereof and contains all of the agreements, whether written or oral, express or implied, between Executive, the Owner and the Company with respect to the subject matter thereof.

     7.4 Employment Not Guaranteed. Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract of employment or as giving Executive any right to continued employment with the Company.


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     7.5 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     7.6 Captions. The captions of the articles and paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     7.7 Validity. In the event any provision of this Agreement is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Agreement.

     7.8 Waiver of Breach. The waiver by one party of any breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver with respect to any subsequent breach.

     7.9 Notice. Any notice or filing required or permitted to be given to the Company, the Owner or Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Vice President of Human Resources, and in the case of Executive or the Owner, to the last known address of Executive or the Owner indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     7.10 Notice to Insurance Company. The Administrator shall be responsible for notifying the Insurance Company of any changes in the ownership rights and interests of the Owner and the Company and of any changes in the Beneficiary to receive death benefits under the Policy, and the Insurance Company shall be entitled to rely upon such notification received from the Administrator.

     7.11 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to an executed original thereof.

     7.12 ERISA Plan. This Agreement is intended to qualify as a "welfare benefit plan" within the meaning of Section 3(1) of ERISA and is also intended to be exempt from the reporting and disclosure provisions of ERISA pursuant to
Section 104(a)(3) of ERISA and Department of Labor Regulation ss.2520.104-24.

     7.13 Applicable Law. In the event any provision of, or legal issue relating to, this Agreement is not fully preempted by ERISA, such issue or provision shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law thereof.


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     7.14 Arbitration. Any claim, dispute or other matter in question of any kind relating to this Agreement which is not resolved by the claims procedures set forth in Article 6 shall be settled by binding, confidential arbitration to be held in New York City in a confidential, closed session in accordance with the rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the Administrator has made a final determination with respect to any claim, dispute or other matter that has arisen under this Agreement. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. The arbitrator may award reasonable fees and expenses to the prevailing party in any dispute hereunder. Except as assessed by the arbitrators pursuant to the previous sentence, each party shall bear its own expenses, including attorneys' fees, in connection with any such dispute; provided, however, that the fees and expenses of the American Arbitration Association and the arbitrator shall be borne equally by the parties.



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                                                                               9

     IN WITNESS WHEREOF, the parties have executed this Agreement to executed on the date(s) specified below.

                                            FOAMEX  INTERNATIONAL INC,

                                            By /s/ James Van Horn
                                              -------------------

                                            Title  Executive Vice President
                                            Date   12/31/01


                                            /s/ Marshall S. Cogan
                                            ---------------------

                                            Marshall S. Cogan, Executive

                                            Date 12/31/01